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                                                                    Exhibit 99.1

[SERVICEWARE LOGO]

                                             March 28, 2000

Chris Hoffman
Worldwide Director
Software Services Research
International Data Corporation
5 Speen Street
Framingham, MA 01701

                    Re: Reference of statistical information
                        -------------------------------------

     On behalf of IDC, I hereby consent to the use of our name as an Expert in the Registration Statement of Form S-1 filed by ServiceWare.com, Inc.

INTERNATIONAL DATA CORPORATION

"International Data Corporation projects that the number of Internet users worldwide will grow from 196 million in 1999 to 502 million in 2003."

"For example, IDC states that the costs of providing live phone support is $30 per call as compared to only $0.45 for providing Internet self-service."


                                                         /s/ Christopher Hoffman
                                                         -----------------------
                                                         By:
                                                         Name: